                                                            Exhibit 11
                                                                to
                                                   Form 10-Q for the Quarterly
                                                 Period Ended September 30, 1994


                              CINCINNATI BELL INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     In thousands, except per share amounts
                                   (Unaudited)

                                                For the Three Months  For the Nine Months
                                                Ended September 30,   Ended September 30,
                                                --------------------  -------------------
                                                  1994       1993       1994       1993
                                                --------   --------   --------   --------
Income before cumulative effect of
  accounting change. . . . . . . . . . . . . .   $20,107    $15,645    $54,473    $49,972
Cumulative effect of accounting change . . . .         -          -     (2,925)         -
                                                 -------    -------    -------    -------
Net Income . . . . . . . . . . . . . . . . . .    20,107     15,645     51,548     49,972
Preferred dividend requirements. . . . . . . .         -         73          -      2,248
                                                 -------    -------    -------    -------

Income applicable to common shares . . . . . .   $20,107    $15,572    $51,548    $47,724
                                                 -------    -------    -------    -------
                                                 -------    -------    -------    -------
Weighted average number of common shares
 outstanding . . . . . . . . . . . . . . . . .    65,532     64,689     65,309     62,747

Common share conversions applicable to
 common share options. . . . . . . . . . . . .         9         73          9         73
                                                 -------    -------    -------    -------

Total number of shares for computing
  primary earnings per common share. . . . . .    65,541     64,762     65,318     62,820

Average contingent issues of common shares
  from convertible preferred shares. . . . . .         -        240          -      2,175
                                                 -------    -------    -------    -------

Total number of shares for computing fully
  diluted earnings per common share. . . . . .    65,541     65,002     65,318     64,995
                                                 -------    -------    -------    -------
                                                 -------    -------    -------    -------

EARNINGS PER COMMON SHARE

As reported
  Income before accounting change. . . . . . .    $  .31     $  .24     $  .83     $  .76
  Cumulative effect of accounting change . . .         -          -       (.04)         -
                                                 -------    -------    -------    -------
  Net income . . . . . . . . . . . . . . . . .    $  .31     $  .24     $  .79     $  .76
                                                 -------    -------    -------    -------
                                                 -------    -------    -------    -------

Primary
  Income before accounting change. . . . . . .    $  .31     $  .24     $  .83     $  .76
  Cumulative effect of accounting change . . .         -          -       (.04)         -
                                                 -------    -------    -------    -------
  Net income . . . . . . . . . . . . . . . . .    $  .31     $  .24     $  .79     $  .76
                                                 -------    -------    -------    -------
                                                 -------    -------    -------    -------

Fully Diluted
  Income before accounting change. . . . . . .    $  .31     $  .24     $  .83     $  .77
  Cumulative effect of accounting change . . .         -          -       (.04)         -
                                                 -------    -------    -------    -------
  Net income . . . . . . . . . . . . . . . . .    $  .31     $  .24     $  .79     $  .77
                                                 -------    -------    -------    -------
                                                 -------    -------    -------    -------

Earnings per common share for the nine months ended September 30, 1994 and 1993 as reported in the Consolidated Statements of Income were based on the weighted average number of common shares outstanding for the respective periods. Primary and fully diluted earnings per common share were not shown in the Consolidated Statements of Income as they differ from the reported earnings per common share by less than three percent or are anti-dilutive.